UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2019

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2187 Atlantic Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common Stock, $0.001 par value	III	The Nasdaq Stock Market LLC

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 1, 2019, the Board of Directors (the “Board”) of Information Services Group, Inc. (“ISG” or the “Company), effective as of such date, increased the size of the Board from six to seven and appointed Mr. Bruce Pfau as a Class II Director of the Board for a two-year term expiring in 2021.  The Board has determined that Mr. Pfau is “independent” for purposes of The Nasdaq Stock Market LLC listing standards and federal securities laws.  Mr. Pfau has also been named a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  Mr. Pfau was not appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no transactions between the Company and Mr. Pfau that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Pfau, age 65, was most recently the vice chairman of human resources and communications for KPMG LLP, a global accounting firm.  Mr. Pfau served at KPMG from 2004 until his mandatory retirement in 2016, and was a member of the 10-person KPMG management committee responsible for leading the firm. Earlier in his career, Mr. Pfau served in executive roles with Watson Wyatt Worldwide (now Willis Towers Watson) from 1998 to 2004 and Hay Group (now Korn Ferry Hay) from 1990 to 1998, each a global services firm.  He currently is a member of the board of Sabert Corporation, a global manufacturer of food packaging products.  Mr. Pfau holds a bachelor’s degree from Tufts University and master’s and doctoral degrees from Loyola University Chicago.

Mr. Pfau’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors.  On July 1, 2019, pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan, Mr. Pfau will receive a grant of restricted stock units of common stock of the Company with a value of $55,000, which is a prorated amount of the annual grant of restricted stock units for non-employee directors for his service during 2019.  The restricted stock units shall become vested in three equal installments on each of the first, second and third anniversaries of July 1, 2019 (or earlier in the event of a change of control of the Company or such director’s death or disability).  Also, during 2019, Mr. Pfau will receive cash payments in an aggregate amount of $27,500, which is a prorated amount of the annual cash retainer for non-employee directors for his service during 2019.

The press release dated July 1, 2019 issued by the Company announcing Mr. Pfau’s election to the Board is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2019	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer